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                                                                  EXHIBIT 99.1

Contact: Wil Goodrich, Vice President-Director of Marketing - (800) 562-6449,
         Ext. 208

               REGENCY BANCORP ANNOUNCES 3RD QUARTER CASH DIVIDEND

         FRESNO, JULY 23 -- Regency Bancorp (Nasdaq REFN), holding company parent of Fresno (CA)-based Regency Bank and Regency Investment Advisors, Inc., today announced that it has declared a $.10 per share cash dividend for its shareholders of record August 6, 1999. The dividend will be paid September 2, 1999.

         "As we enter the third quarter of a record year for Regency Bancorp," said Steve Hertel, the company's chairman, president and chief executive officer, "we are pleased to declare another quarterly cash dividend that is also a record. With this third $.10 cash dividend of the year, our shareholders will have received $.30 per share in 1999, which is a 25 percent increase over cash dividends paid in any previous year."

         Regency Bancorp and its subsidiaries have served Fresno and the Central Valley since December of 1980. The company currently provides banking to the greater Fresno market and Madera County through its three branches and has a government-guaranteed loan production office in Modesto. Its stock trades on the Nasdaq National Market under the symbol REFN with market makers such as: Van Kasper & Co., Hoefer & Arnett, and Sutro & Co.

                                    # # #

JULY 23, 1999

CERTAIN MATTERS DISCUSSED IN THIS NEWS RELEASE MAY BE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES, WHICH COULD IMPACT FUTURE FINANCIAL PERFORMANCE, INCLUDE, AMONG OTHERS, (1) COMPETITIVE PRESSURES IN THE BANKING INDUSTRY; (2) CHANGES IN THE INTEREST RATE ENVIRONMENT; (3) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY; (4) CHANGES IN THE REGULATORY ENVIRONMENT; (5) CHANGES IN BUSINESS CONDITIONS AND INFLATION; AND (6) CHANGES IN SECURITIES MARKETS. THEREFORE, THE INFORMATION SET FORTH HEREIN SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING THE BUSINESS PROSPECTS OF THE COMPANY AND ITS SUBSIDIARIES.

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